Consent of Independent Auditors






We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the and to the use of our report dated April 26, 2000 on the statement of net assets of Principal Pacific Basin Fund, Inc. included in this Pre-Effective Amendment No. 1 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-31258) and related prospectuses of Principal Pacific Basin Fund, Inc.


                                                           /s/ ERNST & YOUNG LLP

                                                               ERNST & YOUNG LLP


Des Moines, Iowa
April 26, 2000